EXHIBIT 5.1

                                             August 7, 1996


Toy Biz, Inc.
333 East 38th Street
New York, New York 10016


            Re:  Toy Biz, Inc.
                 Public Offering of Class A Common Stock
                 ---------------------------------------

Ladies and Gentlemen:

            We have acted as counsel for Toy Biz, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-07455) (the "Registration Statement") and the prospectus forming a part thereof (the "Prospectus"), pursuant to which the Company proposes to offer and sell up to 700,000 shares (the "Primary Shares") of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") and to register for sale by certain of its stockholders an additional 2,980,000 shares of Class A Common Stock (including 480,000 shares reserved for issuance pursuant to the U.S. Underwriters' over-allotment Option) (such shares of Class A Common Stock are referred to herein as the "Secondary Shares" and, together with the Primary Shares, as the "Shares"). Capitalized terms used but not defined herein shall have the respective meanings given or ascribed thereto in the Registration Statement. You have requested that we furnish our opinion as to the matters hereinafter set forth.

            In this connection we have examined originals or copies of the Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") on July 2, 1996;
Amendment No. 1 to the Registration Statement filed on July 11, 1996; Amendment No. 2 to the Registration Statement filed today with the Commission; the Restated Certificate of Incorporation of the Company, as amended; the By-Laws of the Company; the minute books of the Company and records of corporate proceedings of the

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Toy Biz, Inc.
August 7, 1996

Company contained therein; the form of stock certificate representing shares of Class A Common Stock; the proposed form of the Underwriting Agreement, as filed as an exhibit to the Registration Statement
(the "Underwriting Agreement"); and such other instruments and documents as we have deemed necessary as a basis for rendering the opinion herein expressed.


            In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing documents. We have assumed the completeness of the corporate records provided to us by the Company. We have relied upon representations of the Company as to certain factual matters relevant hereto.

            We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

            Based upon and subject to the foregoing, we are of the opinion that (i) all of the Shares have been duly authorized and, (ii) the Secondary Shares have been validly issued, and are fully paid and non-assessable, and (iii) the Primary Shares will be validly issued, fully paid and non-assessable, when the Registration Statement shall have become effective, the Primary Shares shall have been issued in the proposed form, the Underwriting Agreement shall have been duly executed and delivered by all parties thereto in its proposed form and the Primary Shares shall have been issued and delivered against payment therefor as contemplated by the Underwriting Agreement.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus.

                                        Very truly yours,


                                        /s/ BATTLE FOWLER LLP